UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 26, 2018, Jennifer Reilly, Lifeway’s Senior Executive Vice President of Sales, resigned to pursue another business opportunity. Ms. Reilly’s resignation was not a result of any disagreement with Lifeway on any matter relating to its operations, policies, or practices.

On October 31, 2018, Lifeway announced that it has appointed Amy Feldman, 43, effective October 31, 2018 as its Senior Executive Vice President of Sales. Amy, who previously held the top sales executive position for Lifeway Foods from 2009 through 2011 when Lifeway’s revenues grew over 60%. She returns to the company after serving in senior sales executive positions for KeHE, one of the largest specialty/natural/fresh distributors in the country, and leading natural food brand Enjoy Life Foods.

Amy has spent over 20 years in the food industry building business, brands, and teams, specifically within the Fresh and Natural Foods arena. She brings a unique global view of the industry to Lifeway, which includes time spent on multiple sides of the business including working as a retailer, broker, distributor, and several high growth food brands selling across all channels of trade. Most recently from 2017-2018, Amy served as the Executive Vice President of Sales at Next Phase Enterprises, a club and mass channel food sales firm. From 2015 through 2017, Ms. Feldman was Vice President of Sales, Channel Development for Mondelez International’s Enjoy Life Foods subsidiary where she was responsible for developing strategy and introducing the brand through various trade channels such as Foodservice, E-commerce, Small Format, and International. Prior to joining Enjoy Life, Amy was the Vice President of Sales, Independent Grocery Channel for Chicago-based KeHE Distributors from 2011-2015.

Amy began her career at Sara Lee and holds a Bachelor in Business Administration in Food Marketing from Western Michigan University, an MBA from Golden Gate University, and a Culinary Certificate from Kendall College.

Employment Agreements

On August 29, 2018, Lifeway entered into an employment agreement with Ms. Feldman for her employment as our Senior Executive Vice President of Sales (the “Feldman Employment Agreement”), the term of which is effective as of October 29, 2018 and expires on December 31, 2018. The Feldman Employment Agreement automatically renews on January 1 of each year, and renews automatically for successive terms of one year, unless pursuant to the Agreement it is terminated earlier or the Board gives timely notice of non-renewal. Ms. Feldman’s initial base salary is $220,000, which is subject to annual review by the Board. Pursuant to the Agreement, Ms. Feldman is also eligible for certain cash, equity, and other incentive awards, in the sole discretion of the Board, based on the satisfaction of certain pre-established performance goals established by the Board. For 2018, the Board has set bonus targets in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation. Ms. Feldman is subject to covenants not to compete and not to solicit Lifeway customers, contractors, suppliers, or employees during her employment and for a period of 18 months following her termination for any reason. The Company will not unreasonably withhold its consent to competitive employment during the 18-month period if Ms. Feldman satisfies certain obligations regarding her future employment. The Company may terminate Ms. Feldman’s employment for any lawful reason, with or without Cause, and Ms. Feldman may resign for or without Good Reason (each as defined in the Feldman Employment Agreement).

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Employment Agreements’ summary of payments and benefits due after termination of employment

Pursuant to the Feldman Employment Agreement, Ms. Feldman, upon Non-Renewal, termination without Cause, or by her resignation with Good Reason (as defined in the Feldman Employment Agreement), will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under the Feldman Employment Agreement is conditioned on execution of an enforceable general release of claims in a form satisfactory to us.

	Non-Renewal	Termination without Cause or Resignation for Good Reason	Termination for Cause or Resignation Without Good Reason
Base Salary	3 months after termination date	The remainder of the term or 6 months, whichever is greater	Through termination date
Bonus Payments	Except during the Initial Term, Greater of (i) bonus for fiscal year of termination date (ii) bonus paid for fiscal year prior to termination date	Greater of (i) bonus for fiscal year of termination date (ii) bonus paid for fiscal year prior to termination date	None
Outstanding Equity Awards	Vested but unsettled outstanding equity awards	Accelerated vesting of all outstanding equity awards	Vested but unsettled outstanding equity awards
Health Insurance	None	Company-paid COBRA premiums through the earliest of (i) six calendar months after termination date, (ii) the date executive becomes eligible for group health insurance through another employer, or (iii) the date executive ceases to be eligible for COBRA coverage	None
Financial Services or Transition-Related	None	$10,000	None

The foregoing references to and descriptions of the Feldman Employment Agreement in this Current Report do not purport to be complete are qualified in their entirety by reference to the full text of the Feldman Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Family Relationships

There is no family relationship between Ms. Feldman and any Lifeway director or executive officer.

Related Party Transactions

Ms. Feldman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description	Form	Period Ending	Exhibit	Filing Date

10.1	Employment Agreement dated October 29, 2018 with Amy M. Feldman.	Filed Herewith
99.1	Press release of Lifeway Foods dated October 31, 2018	Furnished Herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     October 31, 2018

LIFEWAY FOODS, INC.

By:	/s/ Douglas A. Hass
Name: Douglas A. Hass Title: General Counsel and Assistant Corporate Secretary

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